Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO TO PURSUE STRATEGIC OPTIONS FOR

SEPARATION OF ITS METALS & MINERALS BUSINESS

CAMP HILL, PA (November 9, 2015)… Harsco Corporation (NYSE: HSC) today announced that its Board of Directors has unanimously determined to pursue strategic options for the separation of the Company’s Metals & Minerals segment from the Industrial and Rail businesses and Brand joint venture. The Company has authorized its lead advisor, Goldman, Sachs & Co. to commence a formal process to evaluate all options for implementing a separation of Metals & Minerals, including but not limited to a potential sale or tax-free spinoff.

“Over the past two years, we have executed several initiatives to transform Harsco’s portfolio and stabilize and strengthen each of our businesses for success,” said Nicholas Grasberger, the Company’s President and Chief Executive Officer. “Following a careful analysis of Harsco’s portfolio of businesses with the assistance of independent financial and legal advisors, our Board believes that now is the right time to explore alternatives for the separation of our Metals & Minerals business from Industrial and Rail. A separation of our Metals & Minerals business would represent the next logical step in our effort to optimize Harsco’s portfolio for the benefit of our customers, partners and employees, and unlock value for our shareholders. A separation of this business could allow each entity to benefit from dedicated capital structures, execute tailored and flexible strategic priorities and optimize capital return policies consistent with their unique priorities. While the evaluation process is ongoing, we will continue to take aggressive actions to improve free cash flow and return on invested capital in our Metals & Minerals business and scale our Industrial and Rail businesses, both organically and through acquisitions, to drive sustainable top- and bottom-line growth.”

Beginning with the 2013 formation of the Brand joint venture for the Infrastructure business, which allowed Harsco to become a more nimble and less capital intensive platform, Harsco has focused on two fronts – scaling its Industrial and Rail businesses and transforming its Metals & Minerals business. Through Project Orion, the Company has taken significant steps to streamline the Metals & Minerals workforce, optimize processes and enhance operational standards. Today, Metals & Minerals is a more lean and disciplined organization with an improved competitive position supported by a stronger portfolio of contracts. Looking ahead, Harsco will continue to benefit from its stake in the Brand joint venture and look for opportunities to strategically invest in its Industrial and Rail businesses, positioning each to capitalize on the growth opportunities in the U.S. and internationally.

Harsco expects to commence a formal strategic review process in the next several weeks. The Company noted that no specific timetable has been set with regard to the strategic review, and there can be no assurance that a sale, spinoff or any other transaction will take place. The Company does not intend to disclose developments with respect to the progress of its evaluation of any strategic options until such time as the Board of Directors has approved a transaction or otherwise deems disclosure required or appropriate.

Goldman, Sachs & Co. is serving as Harsco’s lead financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as the Company’s legal counsel.

Third Quarter 2015 Earnings Results

Separately today, Harsco released its earnings results for the third quarter ended September 30, 2015. The Company’s earnings release can be found on the Harsco Corporation website at www.harsco.com.

Forward-Looking Statements

The nature of the Company’s business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management’s confidence in and strategies for performance; statements made regarding the Harsco Metals & Minerals Segment’s Improvement Plan (“Project Orion”) and guidance for 2015; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “plan” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) risks related to the pursuit of strategic options for the separation of the Company’s Metals & Minerals segment, including whether any potential transaction will be successfully completed and, if so, the timing and terms of any such transaction, the potential loss of personnel and distraction to the Company and its management as a result of the process; (2) changes in the worldwide business environment in which the Company operates, including general economic conditions; (3) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (4) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (5) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (6) the Company’s ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (7) the Company’s ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (8) the ability to successfully implement the Company’s strategic initiatives and portfolio optimization and the impact of such initiatives, such as Project Orion; and (9) other risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About Harsco Corporation

Harsco’s diversified services and engineered products serve major industries that are fundamental to worldwide economic progress, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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